UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

(Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934)

Date of Report (Date of earliest event reported) March 23, 2005

SOLECTRON CORPORATION

(Exact name of registrant as specified in charter)

Delaware	1-11098	94-2447045

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

847 Gibraltar Drive, Milpitas, California	95035

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 957-8500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
SIGNATURES

ITEM 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On March 23, 2005, Solectron’s management and Audit Committee of the Board of Directors concluded that Solectron would restate its historical financial information related to fiscal years 2002, 2003 and 2004 and the first quarter of fiscal 2005. As such, Solectron’s historical financial information for these fiscal periods should no longer be relied upon. Solectron plans to restate its historical financial information for the periods required to be presented in its Form 10-K for the year ended August 31, 2004. In addition, Solectron will restate its historical financial information presented in its Form 10-Q for the three months ended November 30, 2004. Solectron has discussed the matters disclosed in this Current Report on Form 8-K with KPMG LLP, Solectron’s independent registered public accounting firm.

As part of Solectron’s self-assessment and self-testing of internal controls over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, management has identified errors related to account reconciliations and tax account roll-forwards for fiscal years 2002, 2003 and 2004. Although Solectron believes such errors were immaterial to its financial statements for such prior periods and no evidence of fraud was noted, under relevant Securities and Exchange Commission accounting interpretations, a restatement of the financial statements for such prior periods to correct immaterial misstatements therein is required if the aggregate correcting adjustment related to such errors would be material to the financial statements of the current fiscal period. Accordingly, Solectron will restate its historical financial information for those periods.

Solectron is working to finalize the financial statement impact of these errors, but currently estimates that operating and other expenses will increase by a net of approximately $20 million over the three-year period. Additionally, Solectron currently estimates that tax expense will decrease by approximately $20 million over the same time period.

In addition, for the fiscal quarter ending November 30, 2004, Solectron will have similar adjustments resulting in the potential reduction of expenses in the amount of approximately $5 million, which will be included in the restatement. The majority of this amount is caused by the restatement of prior quarters and is not in addition to the total impact described above.

The discussion of Solectron’s revised financial results contained in this Current Report on Form 8-K has been prepared by management and represents management’s preliminary assessment of the revised results, which have not been audited or reviewed by KPMG LLP. While Solectron is not aware of any other accounting issues requiring adjustment to any prior period financial statements, there can be no assurance that Solectron or its independent auditors will not find additional accounting issues requiring adjustment as the restatement process is completed.

Under Public Company Accounting Oversight Board Auditing Standard No. 2, the restatement of Solectron’s financial statements is at least a significant deficiency and is a strong indicator that a material weakness in internal control over financial reporting exists. Solectron’s management is reviewing its disclosure controls and internal controls over financial reporting to remediate the situation.

Due to the time and effort involved in completing the required analysis, Solectron anticipates a delayed filing of its Form 10-Q for the fiscal quarter ended February 28, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 29, 2005	Solectron Corporation
/s/ Kiran Patel
Kiran Patel
Executive Vice President and Chief Financial Officer